SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2005

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

On September 28, 2005, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced that it has filed a preliminary prospectus supplement to its two shelf Registration Statements on Form S-3 (Registration Nos. 333-124894 and 333-128135) with the Securities and Exchange Commission relating to a proposed underwritten public offering of eight million shares of its common stock. It is currently anticipated that the underwriters will be granted an over-allotment option for an additional 1.2 million shares of common stock. All of the shares are being sold by Panacos. SG Cowen & Co., LLC and Bear, Stearns & Co. Inc. are acting as joint book runners for the offering. Acting as co-managers for the offering are Needham & Company, LLC and Leerink Swann & Company.

ITEM	9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Panacos Pharmaceuticals, Inc. dated September 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: September 28, 2005

By: /s/ Peyton J. Marshall

Peyton J. Marshall, Ph.D.

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Panacos Pharmaceuticals, Inc. dated September 28, 2005.